Exhibit 24.5

POWER OF ATTORNEY

Each of the undersigned directors and officers of STERIS Corporation, an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Walter M Rosebrough, Jr., Michael J. Tokich and Mark D. McGinley, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933 of shares of common stock of the Registrant and other interests for the STERIS Corporation 401(k) Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving the acts of said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 30th day of November, 2010.

Richard C. Breeden Director	Cynthia L. Feldmann Director

Jacqueline B. Kosecoff Director	David B. Lewis Director

/s/ Mohsen M. Sohi
Kevin M. McMullen Director	Mohsen M. Sohi Director

John P. Wareham Chairman of the Board	Loyal W. Wilson Director

Michael B. Wood Director	Walter M Rosebrough, Jr. President, and Chief Executive Officer (Principal Executive Officer), Director

Michael J. Tokich Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)